  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1997.
                                                     REGISTRATION NO. 333-21863
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         GULF ISLAND FABRICATION, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         LOUISIANA                   3441                    72-1147390
      (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
       JURISDICTION       CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
     OF INCORPORATION)

                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363
                                (504) 872-2100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               KERRY J. CHAUVIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363
                                (504) 872-2100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
          CARL C. HANEMANN                           THOMAS P. MASON
 JONES, WALKER, WAECHTER, POITEVENT,             ANDREWS & KURTH L.L.P.
      CARRERE & DENEGRE, L.L.P.                 4200 TEXAS COMMERCE TOWER
       201 ST. CHARLES AVENUE                    600 TRAVIS, SUITE 4200
    NEW ORLEANS, LOUISIANA 70170                  HOUSTON, TEXAS 77002
           (504) 582-8000                            (713) 220-4200

                               ----------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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


                             EXPLANATORY NOTE

  This Amendment No. 3 to the Registration Statement contains only Part II of the Registration Statement and is being filed solely to file certain exhibits that have not been previously filed.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses payable in connection with the proposed sale of Common Stock covered hereby are as follows:

      SEC registration fee............................................ $ 11,152
      NASD filing fee.................................................    4,180
      Printing expenses...............................................  115,000
      Legal fees and expenses.........................................  100,000
      Accounting fees and expenses....................................  160,000
      Blue Sky fees and expenses (including counsel fees).............    5,000
      Transfer agent fees and expenses................................    3,500
      Miscellaneous expenses..........................................    1,168
                                                                       --------
        Total expenses................................................ $400,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Louisiana Business Corporation Law (the "LBCL"), Section 83, (i) gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers; (ii) subject to specific conditions and exclusions, gives a director or officer who successfully defends such an action the right to be so indemnified; and (iii) authorizes Louisiana corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

  The Company's By-laws make mandatory the indemnification of directors and officers permitted by the LBCL. The standard to be applied in evaluating any claim for indemnification (excluding claims for expenses incurred in connection with the successful defense of any proceeding or matter therein for which indemnification is mandatory without reference to any such standard) is whether the claimant acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to any criminal action or proceeding, the standard is that the claimant had no reasonable cause to believe the conduct was unlawful. No indemnification is permitted in respect of any claim, issue or matter as to which a director or officer shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

  The Company maintains liability policies to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions to be set forth in the policies.

  The Underwriters have also agreed to indemnify the directors and certain of the Company's officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments that such directors and officers may be required to make in respect thereof.

  Each of the Company's directors and executive officers has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his position as director or officer that are in excess of the coverage provided by any such insurance, provided that the director or officer meets certain standards of conduct. A form of indemnity agreement containing such standards of conduct is included as an exhibit to this Registration Statement. Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if it is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to the Company from the insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

  1.1 Form of Underwriting Agreement.**
  2.1 Stock Purchase Agreement with respect to Dolphin Services, Inc. dated as of November 27, 1996.*
  2.2 Stock Purchase Agreement with respect to Dolphin Steel Sales, Inc., dated as of November 27, 1996.*
  2.3 Stock Purchase Agreement with respect to Dolphin Sales & Rentals, Inc., dated as of November 27, 1996.*
  3.1 Amended and Restated Articles of Incorporation of the Company.*
  3.2 By-laws of the Company.*
  4.1 See Exhibits 3.1 and 3.2 for provisions of the Company's Amended and
      Restated Articles of Incorporation and By-laws defining the rights of holders of Common Stock.
  4.2 Specimen Common Stock certificate.*
  5.1 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P.**
 10.1 Form of Indemnity Agreement by and between the Company and each of its directors and executive officers.*
 10.2 Registration Rights Agreement between the Company and Alden J. Laborde.*
 10.3 Registration Rights Agreement between the Company and Huey J. Wilson.*
 10.4 Fifth Amended and Restated Revolving Credit and Term Loan Agreement among the Company and First National Bank of Commerce and Whitney National
      Bank, dated as of October 24, 1996 (the "Bank Credit Facility").*
 10.5 First Amendment to the Company's Bank Credit Facility, dated as of
      January 2, 1997.*
 10.6 Second Amendment to the Company's Bank Credit Facility, dated as of March
      18, 1997.*
 10.7 The Company's Long-Term Incentive Plan.*
 10.8 Form of Stock Option Agreement under the Company's Long-Term Incentive
      Plan.*
 10.9 Form of Reimbursement Agreement.**
 21.1 Subsidiaries of the Company.*
 23.1 Consent of Price Waterhouse LLP.**
 23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P.
      (included in Exhibit 5.1).**
 24.1 Power of Attorney (included in the Signature Page to this Registration
      Statement).*
 27.1 Financial Data Schedule.*

  (B) FINANCIAL STATEMENTS SCHEDULE.

  Schedule II
--------
*  Previously filed

** Filed herewith.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on April 1, 1997.

                                          GULF ISLAND FABRICATION, INC.

                                                  /s/ Kerry J. Chauvin
                                          By:__________________________________
                                                    Kerry J. Chauvin
                                              President and Chief Executive
                                                         Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Chairman of the Board           April 1, 1997
____________________________________
          Alden J. Laborde

      /s/ Kerry J. Chauvin           President, Chief Executive      April 1, 1997
____________________________________ Officer and Director
          Kerry J. Chauvin           (Principal Executive
                                     Officer)

                 *                   Vice President--Finance,        April 1, 1997
____________________________________ Chief Financial Officer,
      Joseph P. Gallagher, III       Secretary and Treasurer
                                     (Principal Financial and
                                     Accounting Officer)

                 *                   Director                        April 1, 1997
____________________________________
         Gregory J. Cotter

                 *                   Director                        April 1, 1997
____________________________________
         Thomas E. Fairley

                 *                   Director                        April 1, 1997
____________________________________
           Hugh J. Kelly

                 *                   Director                        April 1, 1997
____________________________________
          John P. Laborde

                 *                   Director                        April 1, 1997
____________________________________
           Huey J. Wilson

   /s/ Kerry J. Chauvin
By: ___________________________
       Kerry J. Chauvin
       Attorney-in-Fact

                                                                     SCHEDULE II


                       VALUATION AND QUALIFYING ACCOUNTS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

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
         COLUMN A           COLUMN B       COLUMN C         COLUMN D   COLUMN E
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                                           ADDITIONS       DEDUCTIONS
                                      ------------------- ------------
                                                                       BALANCE
                           BALANCE AT CHARGED TO CHARGED                AT END
                           BEGINNING  COSTS AND  TO ORDER                 OF
       DESCRIPTION         OF PERIOD   EXPENSES  ACCOUNTS (WRITE-OFFS)  PERIOD
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
Year Ended December 31,
 1994
  Allowance for doubtful
   accounts...............   $4,290      $--       $--        $--       $4,290
Year Ended December 31,
 1995
  Allowance for doubtful
   accounts...............    4,290       30        --         --        4,320
Year Ended December 31,
 1996
  Allowance for doubtful
   accounts...............    4,320       --        --         --        4,320

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                  DESCRIPTION OF EXHIBITS                      PAGES
 -------                 -----------------------                   ------------
   1.1   Form of Underwriting Agreement.**
   2.1   Stock Purchase Agreement with respect to Dolphin
         Services, Inc. dated as of
         November 27, 1996.*
   2.2   Stock Purchase Agreement with respect to Dolphin Steel
         Sales, Inc., dated as of
         November 27, 1996.*
   2.3   Stock Purchase Agreement with respect to Dolphin Sales
         & Rentals, Inc., dated as of November 27, 1996.*
   3.1   Amended and Restated Articles of Incorporation of the
         Company.*
   3.2   By-laws of the Company.*
   4.1   See Exhibits 3.1 and 3.2 for provisions of the
         Company's Amended and Restated Articles of
         Incorporation and By-laws defining the rights of
         holders of Common Stock.
   4.2   Specimen Common Stock certificate.*
   5.1   Opinion of Jones, Walker, Waechter, Poitevent, Carrere
         & Denegre L.L.P.**
  10.1   Form of Indemnity Agreement by and between the Company
         and each of its directors and executive officers.*
  10.2   Registration Rights Agreement between the Company and
         Alden J. Laborde.*
  10.3   Registration Rights Agreement between the Company and
         Huey J. Wilson.*
  10.4   Fifth Amended and Restated Revolving Credit and Term
         Loan Agreement among the Company and First National
         Bank of Commerce and Whitney National Bank, dated as of
         October 24, 1996 (the "Bank Credit Facility").*
  10.5   First Amendment to the Company's Bank Credit Facility,
         dated as of January 2, 1997.*
  10.6   Second Amendment to the Company's Bank Credit Facility,
         dated as of March 18, 1997.*
  10.7   The Company's Long-Term Incentive Plan.*
  10.8   Form of Stock Option Agreement under the Company's
         Long-Term Incentive Plan.*
  10.9   Form of Reimbursement Agreement.**
  21.1   Subsidiaries of the Company.*
  23.1   Consent of Price Waterhouse LLP.**
  23.2   Consent of Jones, Walker, Waechter, Poitevent, Carrere
         & Denegre L.L.P. (included in Exhibit 5.1).**
  24.1   Power of Attorney (included in the Signature Page to
         this Registration Statement).*
  27.1   Financial Data Schedule.*

--------
*  Previously filed.

** Filed herewith.

                                      E-1